                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

     1. Registration Statement (Form S-8 No. 33-42634) pertaining to the Employee Nonqualified Stock Option Plan

     2. Registration Statement (Form S-8 No. 333-32961) pertaining to the Second Amended and Restated Employee Stock Option Plan

     3. Registration Statement (Form S-8 No. 33-72614) pertaining to the Employee Stock Purchase Plan

     4. Registration Statement (Form S-8 No. 33-99164) pertaining to the SIG Holdings, Inc. 1992 Long Term Incentive Plan

     5. Registration Statement (Form S-8 No. 333-96293) pertaining to the Amended and Restated Directors Stock Option Plan

     6. Registration Statements (Form S-3 No. 33-77028 and Form S-3 No. 333-86666) pertaining to the shelf registration of securities of Delphi Financial Group, Inc.

     7. Registration Statement (Form S-3 No. 333-118052) pertaining to the registration of Class A Common Stock of Delphi Financial Group, Inc.

of our reports dated February 23, 2006, with respect to the consolidated financial statements and schedules of Delphi Financial Group, Inc., Delphi Financial Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Delphi Financial Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.


                                        /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 15, 2006